PRUDENTIAL INSTITUTIONAL LIQUIDITY PORTFOLIO, INC.

                            ARTICLES OF AMENDMENT
                           CHANGING NAMES OF SERIES
                      PURSUANT TO MGCL SECTION 2-605(B)

     Prudential Institutional Liquidity Portfolio, Inc., a Maryland Corporation having its principal offices in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended to provide as follows:

     The name and designation of the "Institutional Money Market Series" of Common Stock outstanding on the date hereof is hereby amended to add the designation of "Class A" to such outstanding shares.

     SECOND: The amendment does not change the outstanding capital stock of the Corporation or the aggregate par value thereof.

     THIRD: The foregoing amendment to the Charter of the Corporation has been approved by the Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law.

     FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.



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      IN WITNESS WHEREOF, PRUDENTIAL INSTITUTIONAL LIQUIDITY PORTFOLIO,
INC., has caused these presents to be signed in its name and on its behalf of its Vice President and attested by its Secretary on May 29, 1997.


                                      PRUDENTIAL INSTITUTIONAL LIQUIDITY
                                      PORTFOLIO, INC.


                                      By:  /s/ THOMAS A. EARLY
                                           ----------------------------------
                                               Thomas A. Early
                                               Vice President


Attest: /s/ S. JANE ROSE
        -----------------------------
            S. Jane Rose
            Secretary


     THE UNDERSIGNED, Vice President of Prudential Institutional Liquidity Portfolio, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                           /s/ THOMAS A. EARLY
                                           ----------------------------------
                                               Thomas A. Early
                                               Vice President